EXHIBIT 99.1

Cherokee Inc.		Integrated Corporate Relations, Inc.
6835 Valjean Ave		6528 Greenleaf Avenue, Suite 303
Van Nuys, CA 91406		Whittier, CA 90601
(818) 908-9868		(562) 698-6771
Contact:	Carol Gratzke	Contact:	Darren E. Barker
	Chief Financial Officer		Principal

Cherokee Inc. Files Claim Against Mossimo Inc.

VAN NUYS, Calif.—July 9, 2002—Cherokee Inc. (Nasdaq: CHKE), a leading global licensor of brand name apparel, footwear and accessories, announced that it has demanded arbitration against Mossimo Inc. on the grounds of Mossimo Inc.’s refusal to pay sums due and owing under the Finder’s Agreement between Cherokee Inc. and Mossimo Inc. A representative of Mossimo Inc. informed the Company that first quarter fees earned by Cherokee Inc. under the Finder’s Agreement would not be paid pending the outcome of an arbitration case set for the middle of October.

Statements included within this news release that are not historical in nature constitute forward-looking statements for the purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Investors are cautioned that this news release contains certain such forward-looking statements that involve substantial risks and uncertainties. When used, the words “anticipate”, “believe”, “estimate”, “expect”, “objective” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company is subject to certain risks and uncertainties, which include, but are not limited to, restrictions or distributions by subsidiaries to the Company, uncertainty regarding acceptance and sales of the Cherokee brand, competition, dependence on a single licensee for most of the Company’s revenues, dependence on intellectual property rights and others found in the Company’s quarterly or annual reports filed with the Securities and Exchange Commission and other periodic filings.